RELEASE AND SETTLEMENT AGREEMENT

     This Release and Settlement Agreement (the "Agreement") is entered into effective as of April 28, 2004 (the "Effective Date") by and between Chiste Corporation, f/k/a Dyna-Cam Engine Corporation a Nevada corporation (the "Company") and The Aviary, LLC, an Arizona limited liability company ("The Aviary").

                                    RECITALS

A. The Aviary has acquired a judgment and all claims against the Company originally owned by GE Capital Colonial Pacific Leasing ("GE").

B. The Company granted GE a conversion right with the price set by third party funding.

C. The Company and The Aviary desire to satisfy the judgment and the claims by a conversion of the Company's liability into Company common shares.

                                   AGREEMENTS

     Now, Therefore, in consideration of the above recitals, the following representations, warranties, covenants and conditions, and other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

1. Agreement on amount owed. The Company and The Aviary agree that the amount owed in full settlement of any liability is $24,500 (the "Aviary Claim").

2. Agreement to convert. The Company and The Aviary agree that upon the establishment of a conversion price of not more than $.10 per share (post reverse split), the Company may automatically convert The Aviary Claim into shares of the Company's common stock (the "Shares").

3. Release of all claims. The Aviary and the Company hereby release and agree to indemnify, defend and hold harmless each other and each of their officers and directors, employees, shareholders, members, consultants, attorneys, accountants, other professional, insurers, agents and all other related entities, including, but not limited to, assigns, controlling corporations, subsidiaries or other affiliates (jointly, the "Related Parties") from all claims, losses, actions, damages, liabilities and expenses, including attorney's fees and costs arising from, related to or in connection with the actions and omissions of The Aviary and/or the Company and their successors and assigns that occur, or with respect to omissions, fail to occur, after the date hereof or from any claims made by any person through such party related to the terms and performance of this Agreement.

4. Representations and Warranties of the Company. The Company represents and warrants that:

(a) on the date of this Agreement, its has all necessary authority to execute this Agreement;

(b) there is no claim, action, suit or other proceeding pending, threatened or known, which, if decided adversely, would interfere with the consummation of the transaction contemplated hereby; and

(c) no approval or consent of any governmental authority or third party is required for the conversion of the Aviary Claim as contemplated by this Agreement, and there is no legal or other restriction, which will prevent the The Aviary from owning or voting the Shares upon the consummation of the transaction contemplated hereby.

5. Representations of The Aviary. The Aviary represents to the Company that:

(a) on the date of this Agreement, its has all necessary authority to execute this Agreement;

(b) the delivery of any documents in accordance with this Agreement will vest good and marketable title to such documents, unencumbered by any liens, pledges or other security interests;

(c) there is no claim, action, suit or other proceeding pending, threatened or known against The Aviary, which, if decided adversely, would interfere with the consummation of the transaction contemplated hereby; and

(d) no approval or consent of any governmental authority or third party is required for the conversion of the Aviary Claim as contemplated by this Agreement, and there is no legal or other restriction, which will prevent the The Aviary from owning or voting the Shares upon the consummation of the transaction contemplated hereby.

6. Restriction on Transfer. The Aviary acknowledges that:

(a) the Shares are not being registered under the Securities Act of 1933 or relevant state securities laws but are being offered and sold pursuant to exemptions from such laws;

(b) the Shares are being purchased for The Aviary's own account and for investment and without the intention of reselling or redistributing the same, that The Aviary has made no agreement with others regarding any of the Shares and that its financial condition is such that it is unlikely that it will be necessary to dispose of any of the Shares in the foreseeable future.

7. Delivery and Cooperation. If any further documentation is required, The Aviary will immediately respond to any of the Company's requirements for any additional documentation.


8. Miscellaneous.

(a) Successors and Assigns. This Agreement shall be binding upon the Company and The Aviary and their respective successors and assigns.

(b) Survival of Covenants and Representations. All covenants, representations and warranties made by The Aviary or the Company herein will survive the delivery of this Agreement and the Shares.

(c) Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or enforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared as the intention of the parties hereto that the parties would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

(d) Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without reference to choice of law principles. The parties agree that the state and federal courts sitting in Maricopa County, Arizona shall have sole jurisdiction and venue of any action related to this Agreement.

(e) Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Chiste Corporation.                The  Aviary, LLC.

  \s\ Michael S. Williams            \s\ Frederic J. Buonincontri
By: Michael S. Williams            By: Frederic J. Buonincontri
Its: President                     Its: Managing Member
Date: April 28, 2004               Date: April 28, 2004